Exhibit 99.1

HighPeak Energy, Inc. Announces Pricing of Underwritten Public Offering of Common Stock

FORT WORTH, Texas, October 20, 2021 (GLOBE NEWSWIRE) -- HighPeak Energy, Inc. (NASDAQ: HPK) (“HighPeak Energy” or the “Company”) today announced the pricing of its underwritten public offering of 2,200,000 shares of its common stock, at a price to the public of $10.00 per share, pursuant to a registration statement on Form S-1 (the “Registration Statement”) filed previously with the U.S. Securities and Exchange Commission (the “SEC”). The net proceeds to the Company from the offering, after deducting the underwriting discounts and commissions and other offering expenses, are expected to be approximately $20.2 million.  In connection with the offering, the Company also granted the underwriters a 30-day option to purchase up to an additional 330,000 shares of common stock at the public offering price, less underwriting discounts and commissions. The Company intends to use the net proceeds of this offering for general corporate purposes, which may include accelerating its drilling and development activities and funding further bolt-on acquisitions. The offering is expected to close on October 25, 2021, subject to customary closing conditions.

Roth Capital Partners is serving as the sole book-running manager and Northland Capital Markets and Seaport Global Securities are serving as co-managers for the offering.

The offering is being made only by means of a prospectus that meets the requirements under the Securities Act of 1933, as amended. A copy of the final prospectus relating to the offering may be obtained from: Roth Capital Partners, LLC, Attention: Prospectus Department, 888 San Clemente Drive, Suite 400, Newport Beach, California 92660, or by telephone at 1-800-678-9147 or by accessing the SEC’s website at www.sec.gov.

The Registration Statement was declared effective by the SEC on October 20, 2021. The Registration Statement may be obtained free of charge at the SEC’s website at www.sec.gov under “HighPeak Energy, Inc.” This press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares of common stock or any other securities, nor shall there be any sale of such shares of common stock or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About HighPeak Energy

HighPeak Energy is a publicly traded independent oil and natural gas company, headquartered in Fort Worth, Texas, focused on the acquisition, development, exploration and exploitation of unconventional oil and natural gas reserves in the Midland Basin in West Texas.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to the offering and the use of proceeds. These forward-looking statements, including statements regarding the intention, completion, timing and option relating to the offering, represent the Company’s expectations or beliefs concerning future events. These forward-looking statements are subject to risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the offering. There can be no assurance that the Company will be able to complete the offering. When used in this document, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, HighPeak Energy disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date on which they are made. HighPeak Energy cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of HighPeak Energy, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids.

These risks and uncertainties include, among other things, the length, scope and severity of the ongoing COVID-19 pandemic, including the effects of related public health concerns and the impact of continued actions taken by governmental authorities and other third parties in response to the pandemic and its impact on commodity prices, supply and demand considerations and storage capacity; U.S. and global economic conditions and political and economic developments, including the effects of the recent U.S. presidential and congressional elections on energy and environmental policies; the supply and demand for, and the market prices of, oil, natural gas, NGLs and other products or services; production and reserve levels; drilling risks; economic and competitive conditions; the availability of capital resources; capital expenditures and other contractual obligations; weather conditions; inflation rates; the availability of goods and services; legislative, regulatory or policy changes; cyber-attacks; occurrence of property acquisitions or divestitures; the integration of acquisitions; and the securities or capital markets and related risks such as general credit, liquidity, market and interest-rate risks. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrection, actual results and plans could differ materially from those expressed in any forward-looking statements.

For additional information regarding known material factors that could cause HighPeak Energy’s actual results to differ from projected results, please read the section entitled “Risk Factors” in the Registration Statement, of which the prospectus relating to the offering forms a part, and in HighPeak Energy’s other filings with the SEC including the Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 15, 2021, which can be accessed at the SEC’s website at www.sec.gov.

Investor Contact:
Ryan Hightower
Vice President, Business Development
817.850.9204
rhightower@highpeakenergy.com

Source: HighPeak Energy, Inc.